Exhibit 99.1
The Aaron’s Company, Inc. Reports Second Quarter 2023 Financial Results,
Updates Full Year Outlook
Atlanta, GA, July 31, 2023 — The Aaron’s Company, Inc. (NYSE: AAN) today released its second quarter 2023 financial results. Complete financial results are available at  investor.aarons.com. Highlights of those results are included below and in the attached supplement.
Second Quarter 2023 Consolidated Results1:
•Revenues were $530.4 million, a decrease of 13.1%
•Net earnings were $6.5 million, an increase of 222.0%; Non-GAAP net earnings2 were $12.2 million, a decrease of 50.6%
•Adjusted EBITDA2,3 was $42.4 million, a decrease of 17.0%
•Diluted EPS was $0.21; Non-GAAP diluted EPS2 was $0.39
•Write-offs were 5.4% in the Aaron's Business, an improvement of 30 basis points
•Reduced debt $36.1 million in the quarter and $124.3 million since the prior year quarter-end
•Updates 2023 full year outlook; lowers revenues, maintains adjusted EBITDA, and increases adjusted free cash flow

Second Quarter 2023 Key Items:
The Aaron's Company
•Earnings were ahead of internal expectations largely due to ongoing expense controls, despite lower revenues in both business segments
•Ended the quarter with cash and cash equivalents of $38.4 million and debt of $186.1 million, resulting in a net debt2 reduction of $30.2 million in the quarter primarily due to strong cash provided by operating activities
Aaron's Business
•Earnings before income taxes were $30.8 million; adjusted EBITDA was $49.5 million, which exceeded internal expectations and increased 3.0% as compared to the prior year quarter primarily due to lower total operating expenses and lower write-offs
•Personnel and other operating expenses benefited from cost optimization initiatives and ongoing investments in technology platforms and marketing analytics
•Ended the quarter with 230 GenNext stores, 101 hubs, and 101 showrooms
•GenNext stores accounted for approximately 29% of lease revenues & fees and retail sales
•E-commerce revenues increased 5.5% as compared to the prior year quarter and represented 17.9% of lease revenues
BrandsMart
•Earnings before income taxes were $1.1 million; adjusted EBITDA was $4.5 million, which exceeded internal expectations despite lower revenues due to continued pressure on customer demand
•Began construction on first new BrandsMart store planned to open in Augusta, GA in Q4 2023
The Company will host an earnings conference call tomorrow, August 1, 2023, at 8:30 a.m. ET. Chief Executive Officer Douglas A. Lindsay will host the call along with President Steve Olsen and Chief
1.Comparisons are to the prior year quarter unless otherwise noted.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables in the attached supplement.
3.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

Exhibit 99.1
Financial Officer C. Kelly Wall. A live audio webcast of the conference call and presentation slides may be accessed at investor.aarons.com and the hosting website at https://events.q4inc.com/attendee/457512107. A transcript of the webcast will also be available at investor.aarons.com.
About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,260 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with ten retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Contact:
Investor Relations – Call: 678-402-3590, Email: InvestorRelations@aarons.com
Media Relations – Call: 678-402-3591, Email: MediaRelations@aarons.com

1.Comparisons are to the prior year quarter unless otherwise noted.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables in the attached supplement.
3.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

The Aaron’s Company, Inc. Reports Second Quarter 2023 Financial Results,
Updates Full Year Outlook

Atlanta, GA, July 31, 2023 — The Aaron's Company, Inc. (NYSE: AAN) today released its second quarter 2023 financial results.

Second Quarter Consolidated[1]
•Revenues were $530.4 million, a decrease of 13.1%
•Net earnings were $6.5 million, an increase of 222.0%; Non-GAAP net earnings[2] were $12.2 million, a decrease of 50.6%
•Adjusted EBITDA[2,3] was $42.4 million, a decrease of 17.0%
•Diluted EPS was $0.21; Non-GAAP diluted EPS[2] was $0.39
•Write-offs were 5.4% in the Aaron's Business, an improvement of 30 basis points
•Reduced debt $36.1 million in the quarter and $124.3 million since the prior year quarter-end
•Updates 2023 full year outlook; lowers revenues, maintains adjusted EBITDA, and increases adjusted free cash flow

CEO Commentary – “I am pleased that we delivered second quarter consolidated company results ahead of our earnings expectations despite the ongoing challenging demand environment for large ticket consumer durable goods. Our lease portfolio performed well and ended the quarter larger than expected. We continued to execute on our strategic growth and cost reduction initiatives, while generating strong free cash flow and further improving the strength of our balance sheet."
– Douglas Lindsay, The Aaron’s Company CEO

Second Quarter 2023 Key Items
The Aaron's Company
•Earnings were ahead of internal expectations largely due to ongoing expense controls, despite lower revenues in both business segments
•Ended the quarter with cash and cash equivalents of $38.4 million and debt of $186.1 million, resulting in a net debt[2] reduction of $30.2 million in the quarter primarily due to strong cash provided by operating activities

Aaron's Business
•Earnings before income taxes were $30.8 million; adjusted EBITDA was $49.5 million, which exceeded internal expectations and increased 3.0% as compared to the prior year quarter primarily due to lower total operating expenses and lower write-offs
•Personnel and other operating expenses benefited from cost optimization initiatives and ongoing investments in technology platforms and marketing analytics
•Ended the quarter with 230 GenNext stores, 101 hubs, and 101 showrooms
•GenNext stores accounted for approximately 29% of lease revenues & fees and retail sales
•E-commerce revenues increased 5.5% as compared to the prior year quarter and represented 17.9% of lease revenues

BrandsMart
•Earnings before income taxes were $1.1 million; adjusted EBITDA was $4.5 million, which exceeded internal expectations despite lower revenues due to continued pressure on customer demand
•Began construction on first new BrandsMart store planned to open in Augusta, GA in Q4 2023

1.Comparisons are to the prior year quarter unless otherwise noted.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
3.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

Consolidated Results

($ in Millions, except EPS)	Q2'23	Q2'22	Change
Revenues	$530.4	$610.4	(13.1)%
Net Earnings (Losses)	6.5	(5.3)	222.0%
Adjusted EBITDA[1,2]	42.4	51.2	(17.0)%
Diluted EPS	$0.21	$(0.17)	223.5%
Non-GAAP Diluted EPS[1]	0.39	0.79	(50.6)%

Adjusted Free Cash Flow[1]	Q2'23	Q2'22	Change
Cash Provided by Operating Activities	$53.4	$28.0	90.6%
Adjustments[3]	4.0	8.2	(51.6)%
Capital Expenditures	(21.4)	(32.6)	(34.5)%
Adjusted Free Cash Flow[1]	$36.0	$3.7	877.0%

Returns to Shareholders	Q2'23	Q2'22	Change
Dividends Declared[4]	$3.9	$3.5	11.6%
Share Repurchases	$0.8	$5.3	(84.9)%
Discussion of Consolidated Results - Q2'23 vs. Q2'22:
•The 13.1% decrease in consolidated revenues was primarily due to lower lease revenues & fees and retail sales at the Aaron's Business and lower retail sales at BrandsMart.
•Net earnings in Q2 2023 included restructuring charges of $4.8 million, intangible amortization expense of $2.6 million, stock compensation expense of $2.9 million, and BrandsMart acquisition-related costs of $0.5 million.
•The 222.0% increase in net earnings was primarily due to lower total operating expenses at both business segments and the effects of a one-time $23.0 million non-cash charge for a fair value adjustment to the acquired merchandise inventories at BrandsMart in the prior year quarter, partially offset by lower revenues at both business segments in the current quarter.
•The 17.0% decrease in adjusted EBITDA was primarily due to lower lease revenues & fees at the Aaron's Business and lower retail sales at BrandsMart, partially offset by lower personnel costs and other operating costs at both business segments as well as lower write-offs at the Aaron's Business.
•Cash provided by operating activities was 90.6% higher year-over-year primarily due to lower lease merchandise purchases and improvements in working capital, partially offset by lower adjusted earnings.
•As of June 30, 2023, the Company had cash and cash equivalents of $38.4 million, debt of $186.1 million, and $341.0 million of availability under its $375.0 million unsecured revolving credit facility.

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.
3.Adjustments include cash provided by operating activities related to acquisition-related transaction costs paid and real estate transaction related proceeds received during the quarter.
4.Disclosure based upon dividends declared but not paid for the three months ended June 30, 2023 and 2022.

Segment Results

Aaron's Business
The Aaron’s Business segment includes Aaron's branded Company-operated and franchise-operated stores, the Aarons.com e-commerce platform, Woodhaven, and BrandsMart Leasing. The financial and operating results for the Aaron's Business segment do not include unallocated corporate expenses.

($ in Millions)	Q2'23	Q2'22	Change
Revenues	$388.9	$430.2	(9.6)%
Lease Portfolio Size[1]	$119.6	$130.8	(8.6)%
Lease Renewal Rate[1]	88.2%	88.5%	(30)	bps
Gross Profit Margin	63.5%	62.9%	60	bps
Earnings Before Income Taxes	$30.8	$29.5	4.5%
Adjusted EBITDA[2]	$49.5	$48.0	3.0%
Adjusted EBITDA Margin[2]	12.7%	11.2%	150	bps
Write-Offs %[3]	5.4%	5.7%	(30)	bps

Ending Store Count[4]	Q2'23	Q2'22	Change
Total Stores	1,256	1,294	(38)
Company-Operated	1,026	1,060	(34)
GenNext (included in Company-Operated)	230	171	59
Franchised	230	234	(4)
Discussion of Aaron's Business Results - Q2'23 vs. Q2'22:
•The 9.6% decrease in revenues was primarily due to a smaller lease portfolio size, lower lease renewal rate, fewer exercises of early purchase options, and lower retail sales.
•The lease portfolio size began the quarter down 7.5% compared to the beginning of Q2 2022 and ended the quarter down 8.6% compared to the end of Q2 2022.
•The 30 basis point year-over-year decrease in the lease renewal rate was primarily due to continued inflationary and other economic pressures affecting customers' payment activity.
•The year-over-year increase of 3.0% in adjusted EBITDA and 150 basis points in adjusted EBITDA margin were primarily due to higher gross profit margin and lower total operating expenses, including a lower provision for lease merchandise write-offs.
•The provision for lease merchandise write-offs as a percentage of lease revenues & fees was 5.4% for Q2 2023, a 30 bps improvement as compared to Q2 2022, as a result of the lease decisioning enhancements implemented in prior quarters.
•Opened 8 GenNext stores and converted 59 stores to showrooms in the quarter, bringing the total to 230 GenNext stores and 101 showrooms.
•Lease originations in GenNext stores, open less than one year, continued growing at a rate of more than 20 percentage points higher than our legacy store average.
•E-commerce revenues increased 5.5% as compared to the prior year quarter and represented 17.9% of lease revenues.

1.Key operating metrics do not include BrandsMart Leasing.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
3.Provision for Lease Merchandise Write-offs as a percentage of lease revenues and fees.
4.The typical layout for a Company-operated Aaron's store is a combination of showroom, customer service and warehouse space. Certain Company-operated Aaron's stores consist solely of a showroom.

BrandsMart
The BrandsMart segment includes BrandsMart U.S.A. retail stores and the Brandsmartusa.com e-commerce platform, but does not include BrandsMart Leasing. The financial and operating results for the BrandsMart segment also do not include unallocated corporate expenses.

($ in Millions)	Q2'23	Q2'22	Change
Revenues	$143.8	$181.4	(20.8)%
Comparable Sales[1,2]	(20.9)%	N/A	N/A
Gross Profit Margin	24.7%	12.6%	1,210	bps
Earnings (Losses) Before Income Taxes	$1.1	$(15.9)	106.8%
Adjusted EBITDA[3]	$4.5	$10.5	(57.3)%
Adjusted EBITDA Margin[3]	3.1%	5.8%	(270)	bps
Discussion of BrandsMart Results - Q2'23 vs. Q2'22:
•The 20.8% decrease in revenues was primarily due to a 20.9% year-over-year decrease in comparable sales, driven primarily by ongoing weaker customer traffic and customer trade down to lower priced products across major categories.
•E-commerce product sales were 8.1% of product sales in Q2 2023, down from 9.0% in the prior year quarter.
•Gross profit margin for the quarter was 24.7%; gross profit for the prior year quarter included a one-time $23.0 million non-cash charge for a fair value adjustment to the acquired merchandise inventories.
•The year-over-year decrease in adjusted EBITDA and adjusted EBITDA margin were primarily due to lower retail sales, offset by benefits of direct procurement savings, strategic pricing actions, and cost controls.
1.Comparable sales was calculated by comparing BrandsMart retail and other sales for the comparable period in 2022 for all BrandsMart stores open for the entire 15-month period ended June 30, 2023. Comparable sales includes retail sales generated at BrandsMart stores (including retail sales to BrandsMart Leasing), e-commerce sales initiated on the website or app, credit card revenues, warranty revenue, gift card breakage, and sales of merchandise to wholesalers and dealers, as applicable. Comparable sales excludes service center related revenues.
2.Results prior to Q2 2022 are prior to the April 1, 2022 acquisition date; therefore, Comparable Sales results are not available for Q2 2022.
3.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.

Full Year 2023 Outlook
The Company is providing the following updated outlook of selected financial metrics for the full year 2023.

	Current Outlook [1,2]		Previous Outlook [1,3]
Consolidated	Low	High	Low	High
Revenues	$2.12 billion	$2.22 billion	$2.15 billion	$2.25 billion
Net Earnings	$16.8 million	$25.5 million	$23.8 million	$31.6 million
Adjusted EBITDA[4]	$140.0 million	$160.0 million	$140.0 million	$160.0 million
Diluted EPS	$0.55	$0.80	$0.70	$0.95
Non-GAAP Diluted EPS	$1.00	$1.40	$1.00	$1.40
Cash Provided by Operating Activities	$164.9 million	$180.9 million	$163.3 million	$179.3 million
Capital Expenditures	$85.0 million	$100.0 million	$90.0 million	$105.0 million
Adjusted Free Cash Flow	$85.0 million	$95.0 million	$75.0 million	$85.0 million

Aaron’s Business
Revenues	$1.50 billion	$1.57 billion	$1.50 billion	$1.57 billion
Earnings Before Income Taxes	$101.0 million	$110.0 million	$101.0 million	$110.0 million
Adjusted EBITDA	$170.0 million	$185.0 million	$170.0 million	$185.0 million

BrandsMart
Revenues	$615.0 million	$645.0 million	$645.0 million	$675.0 million
Earnings Before Income Taxes	$(0.5) million	$2.5 million	$(0.5) million	$2.5 million
Adjusted EBITDA	$12.5 million	$17.5 million	$12.5 million	$17.5 million
1.See the “Use of Non-GAAP Financial Information” section included in this release. Consolidated totals include unallocated corporate costs and intersegment elimination amounts.
2.The current outlook assumes no significant deterioration in the current retail environment, state of the U.S. economy, or global supply chain, as compared to its current condition.
3.As announced in the Form 8-K filed on April 24, 2023.
4.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

Conference Call and Webcast
The Company will host an earnings conference call tomorrow, August 1, 2023, at 8:30 a.m. ET. Chief Executive Officer Douglas A. Lindsay will host the call along with President Steve Olsen and Chief Financial Officer C. Kelly Wall. A live audio webcast of the conference call and presentation slides may be accessed at investor.aarons.com and the hosting website at https://events.q4inc.com/attendee/457512107. A transcript of the webcast will also be available at investor.aarons.com.

About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,260 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with ten retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Forward-Looking Statements
Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "believe," "expect," "expectation," "anticipate," "may," "could," "should", "intend," "belief," "estimate," "plan," "target," "project," "likely," "will," "forecast,", "future", "outlook," and similar expressions. These risks and uncertainties include factors such as (i) factors impacting consumer spending, including the current inflationary environment, general macroeconomic conditions and rising interest rates; (ii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the separation and spin-off of the Aaron’s Business (as described in the 2022 Annual Report) into what is now The Aaron’s Company, Inc. may not be achieved in a timely manner, or at all; (iii) the failure of that separation to qualify for the expected tax treatment; (iv) the risk that the Company may fail to realize the benefits expected from the acquisition of BrandsMart U.S.A., including projected synergies; (v) risks related to the disruption of management time from ongoing business operations due to the BrandsMart U.S.A. acquisition; (vi) failure to promptly and effectively integrate the BrandsMart U.S.A. acquisition; (vii) the effect of the BrandsMart U.S.A. acquisition on our operating results and businesses and on the ability of Aaron's and BrandsMart to retain and hire key personnel or maintain relationships with suppliers; (viii) changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; (ix) legal and regulatory proceedings and investigations, including those related to consumer protection laws and regulations, customer privacy, third party and employee fraud, and information security; (x) the risks associated with our strategy and strategic priorities not being successful, including our e-commerce and real estate repositioning and optimization initiatives or being more costly than anticipated; (xi) risks associated with the challenges faced by our business, including the commoditization of consumer electronics, our high fixed-cost operating model and the ongoing labor shortage; (xii) increased competition from traditional and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (xiii) financial challenges faced by our franchisees; (xiv) increases in lease merchandise write-offs; (xv) the availability and prices of supply chain resources, including products and transportation; (xvi) business disruptions due to political or economic instability due to the ongoing conflict between Russia and Ukraine; and (xvii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Statements in this news release that are “forward-looking” include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our financial performance outlook; and (iv) the Company’s goals, plans, expectations, and projections regarding the expected benefits of the BrandsMart acquisition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this news release.

Contacts

Investor Relations:	InvestorRelations@aarons.com	Media Relations:	MediaRelations@aarons.com
Phone:	678-402-3590	Phone:	678-402-3591

CONSOLIDATED STATEMENTS OF EARNINGS[1]

	(Unaudited) Three Months Ended		(Unaudited) Six Months Ended
(In Thousands, except per share amounts)	June 30,		June 30,
	2023	2022	2023	2022
REVENUES:
Lease Revenues and Fees	$353,751	$386,513	$727,546	$795,831
Retail Sales	148,046	190,848	298,592	203,455
Non-Retail Sales	22,800	27,042	46,735	54,869
Franchise Royalties and Other Revenues	5,775	5,981	11,860	12,311
	530,372	610,384	1,084,733	1,066,466
COSTS OF REVENUES:
Depreciation of Lease Merchandise and Other Lease Revenue Costs	117,400	127,772	242,541	264,436
Retail Cost of Sales	111,284	165,228	224,813	174,343
Non-Retail Cost of Sales	19,416	24,237	39,413	49,593
	248,100	317,237	506,767	488,372
GROSS PROFIT	282,272	293,147	577,966	578,094
OPERATING EXPENSES:
Personnel Costs	124,945	130,257	256,390	251,367
Other Operating Expenses, Net	121,670	136,387	245,815	240,746
Provision for Lease Merchandise Write-Offs	19,001	22,113	39,161	44,070
Restructuring Expenses, Net	4,835	5,582	10,124	8,917
Separation Costs	—	230	129	770
Acquisition-Related Costs	546	8,033	2,394	11,497
	270,997	302,602	554,013	557,367
OPERATING PROFIT (LOSSES)	11,275	(9,455)	23,953	20,727
Interest Expense	(3,910)	(2,463)	(8,268)	(2,813)
Other Non-Operating Income (Expense), Net	637	(1,556)	1,209	(2,483)
EARNINGS (LOSSES) BEFORE INCOME TAXES	8,002	(13,474)	16,894	15,431
INCOME TAX EXPENSE (BENEFIT)	1,485	(8,132)	(2,421)	(759)
NET EARNINGS (LOSSES)	$6,517	$(5,342)	$19,315	$16,190

EARNINGS (LOSSES) PER SHARE	$0.21	$(0.17)	$0.63	$0.52
EARNINGS (LOSSES) PER SHARE ASSUMING DILUTION	$0.21	$(0.17)	$0.62	$0.51
WEIGHTED AVERAGE SHARES OUTSTANDING	30,993	30,827	30,894	30,944
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	31,307	30,827	31,274	31,490
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In Thousands)	June 30, 2023	December 31, 2022
ASSETS:
Cash and Cash Equivalents	$38,369	$27,716
Accounts Receivable (net of allowances of $7,898 at June 30, 2023 and $8,895 at December 31, 2022)	30,198	38,191
Lease Merchandise (net of accumulated depreciation and allowances of $426,066 at June 30, 2023 and $431,092 at December 31, 2022)	636,596	693,795
Merchandise Inventories, Net	92,852	95,964
Property, Plant and Equipment, Net	265,061	267,457
Operating Lease Right-of-Use Assets	466,068	459,950
Goodwill	55,750	54,710
Other Intangibles, Net	113,269	118,528
Income Tax Receivable	10,220	5,716
Prepaid Expenses and Other Assets	110,837	96,436
Total Assets	$1,819,220	$1,858,463
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$260,851	$264,043
Deferred Tax Liabilities	87,801	87,008
Customer Deposits and Advance Payments	70,943	73,196
Operating Lease Liabilities	502,982	496,401
Debt	186,063	242,413
Total Liabilities	1,108,640	1,163,061

SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 112,500,000 Shares at June 30, 2023 and December 31, 2022; Shares Issued: 36,619,930 at June 30, 2023 and 36,100,011 at December 31, 2022	18,310	18,050
Additional Paid-in Capital	744,015	738,428
Retained Earnings	90,548	79,073
Accumulated Other Comprehensive Loss	(197)	(1,396)
	852,676	834,155
Less: Treasury Shares at Cost
5,753,552 Shares at June 30, 2023 and 5,480,353 Shares at December 31, 2022	(142,096)	(138,753)
Total Shareholders’ Equity	710,580	695,402
Total Liabilities & Shareholders’ Equity	$1,819,220	$1,858,463

CONSOLIDATED STATEMENTS OF CASH FLOWS[1]

	Six Months Ended June 30,
(In Thousands) Unaudited	2023	2022
OPERATING ACTIVITIES:
Net Earnings	$19,315	$16,190
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	238,783	260,507
Other Depreciation and Amortization	44,837	40,395
Provision for Lease Merchandise Write-Offs	39,161	44,070
Non-Cash Inventory Fair Value Adjustment	—	23,023
Accounts Receivable Provision	21,111	17,484
Stock-Based Compensation	5,835	6,835
Deferred Income Taxes	(6,553)	(1,644)
Impairment of Assets	1,716	6,048
Non-Cash Lease Expense	58,755	53,850
Other Changes, Net	(3,398)	(6,349)
Changes in Operating Assets and Liabilities:
Lease Merchandise	(221,851)	(279,949)
Merchandise Inventories	3,285	(2,480)
Accounts Receivable	(13,019)	(13,189)
Prepaid Expenses and Other Assets	(6,935)	5,829
Income Tax Receivable	(4,504)	(3,144)
Operating Lease Right-of-Use Assets and Liabilities	(59,811)	(59,642)
Accounts Payable and Accrued Expenses	1,712	(33,909)
Customer Deposits and Advance Payments	(4,075)	(16,849)
Cash Provided by Operating Activities	114,364	57,076
INVESTING ACTIVITIES:
Purchases of Property, Plant, and Equipment	(41,565)	(57,687)
Proceeds from Dispositions of Property, Plant, and Equipment	4,878	10,191
Acquisition of BrandsMart U.S.A., Net of Cash Acquired	—	(266,772)
Acquisition of Businesses and Customer Agreements, Net of Cash Acquired	—	(917)
Proceeds from Other Investing-Related Activities	—	968
Cash Used in Investing Activities	(36,687)	(314,217)
FINANCING ACTIVITIES:
Repayments on Swing Line Loans, Net	(19,250)	(10,000)
Proceeds from Revolver and Term Loan	31,094	291,700
Repayments on Revolver and Term Loan	(68,281)	(4,200)
Proceeds on Inventory Loan Program, Net	—	8,121
Dividends Paid	(7,306)	(6,611)
Acquisition of Treasury Stock	(804)	(11,055)
Issuance of Stock Under Stock Option Plans	60	912
Shares Withheld for Tax Payments	(2,539)	(3,541)
Debt Issuance Costs	—	(2,758)
Cash (Used in) Provided by Financing Activities	(67,026)	262,568
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	2	(10)
Increase in Cash and Cash Equivalents	10,653	5,417
Cash and Cash Equivalents at Beginning of Period	27,716	22,832
Cash and Cash Equivalents at End of Period	$38,369	$28,249

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

QUARTERLY REVENUES BY SEGMENT

	(Unaudited)
	Three Months Ended
(In Thousands)	June 30, 2023
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[1]	Total
Lease Revenues and Fees	$353,751	$—	$—	$353,751
Retail Sales	6,615	143,776	(2,345)	148,046
Non-Retail Sales	22,800	—	—	22,800
Franchise Royalties and Fees	5,588	—	—	5,588
Other	187	—	—	187
Total Revenues	$388,941	$143,776	$(2,345)	$530,372

	(Unaudited)
	Three Months Ended
(In Thousands)	June 30, 2022
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[1]	Total
Lease Revenues and Fees	$386,513	$—	—	$386,513
Retail Sales	10,709	181,442	(1,303)	190,848
Non-Retail Sales	27,042	—	—	27,042
Franchise Royalties and Fees	5,792	—	—	5,792
Other	189	—	—	189
Total Revenues	$430,245	$181,442	$(1,303)	$610,384

1.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

SIX MONTHS REVENUES BY SEGMENT[1]

	Six Months Ended
(In Thousands)	June 30, 2023
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$727,546	$—	$—	$727,546
Retail Sales	14,933	287,934	(4,275)	298,592
Non-Retail Sales	46,735	—	—	46,735
Franchise Royalties and Fees	11,486	—	—	11,486
Other	374	—	—	374
Total	$801,074	$287,934	$(4,275)	$1,084,733

	Six Months Ended
(In Thousands)	June 30, 2022
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$795,831	$—	$—	$795,831
Retail Sales	23,316	181,442	(1,303)	203,455
Non-Retail Sales	54,869	—	—	54,869
Franchise Royalties and Fees	11,910	—	—	11,910
Other	401	—	—	401
Total	$886,327	$181,442	$(1,303)	$1,066,466

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

USE OF NON-GAAP FINANCIAL INFORMATION
Non-GAAP net earnings, non-GAAP diluted earnings per share, adjusted free cash flow, net debt, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for 2023 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs. Non-GAAP net earnings and non-GAAP diluted earnings per share for 2022 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges and separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, and a one time non-cash charge for a fair value adjustment to merchandise inventories. The amounts for these pre-tax non-GAAP adjustments, which are tax-effected using estimated tax rates which are commensurate with non-GAAP pre-tax earnings, can be found in the Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to non-GAAP Net Earnings and non-GAAP Earnings Per Share Assuming Dilution table in this news release. Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period adjusted EBITDA results for the three and six months ended June 30, 2022 shown in the table below has been restated to also exclude stock-based compensation expense.
The EBITDA and adjusted EBITDA figures presented in this news release are calculated as the Company’s earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. The amounts for these pre-tax non-GAAP adjustments can be found in the Quarterly EBITDA table in this news release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings and non-GAAP diluted earnings per share provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arise from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
EBITDA and adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

The adjusted free cash flow figures presented in this news release are calculated as the Company’s cash flows provided by operating activities, adjusted for acquisition-related transaction costs and proceeds from real estate transactions, less capital expenditures. Management believes that adjusted free cash flow is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity.
Net debt represents total debt less cash and cash equivalents. Management believes that net debt is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, the Company’s GAAP revenues and earnings before income taxes and GAAP cash provided by operating activities, which are also presented in the news release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, adjusted EBITDA and adjusted free cash flow may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NON-GAAP NET EARNINGS AND NON-GAAP EARNINGS PER SHARE ASSUMING DILUTION[1]

	(Unaudited) Three Months Ended		(Unaudited) Six Months Ended
(In Thousands, except per share amounts)	June 30,		June 30,
	2023	2022	2023	2022
Net Earnings (Losses)	$6,517	$(5,342)	$19,315	$16,190
Income Taxes	1,485	(8,132)	(2,421)	(759)
Earnings (Losses) Before Income Taxes	$8,002	$(13,474)	$16,894	$15,431
Acquisition-Related Intangible Amortization Expense	2,594	2,782	5,240	3,423
Restructuring Expenses, Net	4,835	5,582	10,124	8,917
Separation Costs	—	230	129	770
Non-Cash Inventory Fair Value Adjustment	—	23,023	—	23,023
Acquisition-Related Costs	546	8,033	2,394	11,497
Non-GAAP Earnings Before Income Taxes	15,977	26,176	34,781	63,061

Income taxes, calculated using a non-GAAP Effective Tax Rate	3,743	1,388	2,073	10,796
Non-GAAP Net Earnings	$12,234	$24,788	$32,708	$52,265

Earnings (Losses) Per Share Assuming Dilution	$0.21	$(0.17)	$0.62	$0.51
Acquisition-Related Intangible Amortization Expense	0.08	0.09	0.17	0.11
Restructuring Expenses, Net	0.15	0.18	0.32	0.28
Separation Costs	—	0.01	—	0.02
Non-Cash Inventory Fair Value Adjustment	—	0.74	—	0.73
Acquisition-Related Costs	0.02	0.26	0.08	0.37
Tax Effect of Non-GAAP adjustments	(0.07)	(0.30)	(0.14)	(0.37)
Non-GAAP Earnings Per Share Assuming Dilution[2]	$0.39	$0.79	$1.05	$1.66

Weighted Average Shares Outstanding Assuming Dilution[3]	31,307	31,222	31,274	31,490

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.
3.For the three months ended June 30, 2022, the GAAP Weighted Average Shares Assuming Dilution was 30,827 and the Non-GAAP Weighted Average Shares Outstanding Assuming Dilution was 31,222.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION QUARTERLY ADJUSTED EBITDA BY SEGMENT

	(Unaudited)
(In Thousands)	Three Months Ended June 30, 2023
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net Earnings					$6,517
Income Taxes					1,485
Earnings (Losses) Before Income Taxes	$30,840	$1,083	$(23,833)	$(88)	$8,002
Interest Expense	—	—	3,910	—	3,910
Depreciation	18,287	1,164	222	—	19,673
Amortization	368	2,226	—	—	2,594
EBITDA	$49,495	$4,473	$(19,701)	$(88)	$34,179
Separation Costs	—	—	—	—	—
Restructuring Expenses, Net	—	—	4,835	—	4,835
Acquisition-Related Costs	—	—	546	—	546
Stock-Based Compensation[2]	—	—	2,888	—	2,888
Adjusted EBITDA	$49,495	$4,473	$(11,432)	$(88)	$42,448

	(Unaudited)
	Three Months Ended June 30, 2022
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net Losses					$(5,342)
Income Taxes					(8,132)
Earnings (Losses) Before Income Taxes	$29,520	$(15,919)	$(26,736)	$(339)	$(13,474)
Interest Expense	—	—	2,463	—	2,463
Depreciation	17,814	1,189	364	—	19,367
Amortization	700	2,178	—	—	2,878
EBITDA	$48,034	$(12,552)	$(23,909)	$(339)	$11,234
Separation Costs	—	—	230	—	230
Restructuring Expenses, Net	—	—	5,582	—	5,582
Acquisition-Related Costs	—	—	8,033	—	8,033
Non-Cash Inventory Fair Value Adjustment	—	23,023	—	—	23,023
Stock-Based Compensation[2]	—	—	3,059	—	3,059
Adjusted EBITDA	$48,034	$10,471	$(7,005)	$(339)	$51,161

1.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.
2.Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period results for the three months ended June 30, 2022 shown in the table above have been restated to also exclude stock-based compensation expense.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION SIX MONTHS ADJUSTED EBITDA BY SEGMENT[1]

	(Unaudited)
(In Thousands)	Six Months Ended June 30, 2023
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Earnings					$19,315
Income Taxes					(2,421)
Earnings (Losses) Before Income Taxes	$66,699	$195	$(49,804)	$(196)	$16,894
Interest Expense	—	—	8,268	—	8,268
Depreciation	36,570	2,583	444	—	39,597
Amortization	788	4,452	—	—	5,240
EBITDA	$104,057	$7,230	$(41,092)	$(196)	$69,999
Separation Costs	—	—	129	—	129
Restructuring Expenses, Net	—	—	10,124	—	10,124
Impairment of Goodwill	—	—	—	—	—
Acquisition-Related Costs	—	—	2,394	—	2,394
Stock Based Compensation[3]	—	—	5,680	—	5,680
Adjusted EBITDA	$104,057	$7,230	$(22,765)	$(196)	$88,326

	(Unaudited)
(In Thousands)	Six Months Ended June 30, 2022
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Earnings					$16,190
Income Taxes					(759)
Earnings (Losses) Before Income Taxes	$81,681	$(15,919)	$(49,992)	$(339)	$15,431
Interest Expense	—	—	2,813	—	2,813
Depreciation	34,802	1,189	761	—	36,752
Amortization	1,464	2,178	—	—	3,642
EBITDA	$117,947	$(12,552)	$(46,418)	$(339)	$58,638
Separation Costs	—	—	770	—	770
Restructuring Expenses, Net	—	—	8,917	—	8,917
Acquisition-Related Costs	—	—	11,497	—	11,497
Non-Cash Inventory Fair Value Adjustment	—	23,023	—	—	23,023
Stock Based Compensation[3]	—	—	6,203	—	6,203
Adjusted EBITDA	$117,947	$10,471	$(19,031)	$(339)	$109,048

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.
3.Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period results for the six months ended June 30, 2022 shown in the table above have been restated to also exclude stock-based compensation expense.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION ADJUSTED FREE CASH FLOW[1]

	(Unaudited)
	Three Months Ended
	June 30,
(In Thousands)	2023	2022
Cash Provided by Operating Activities	$53,404	$28,024
Proceeds from Real Estate Transactions	585	681
Acquisition-Related Transaction Costs	3,407	7,568
Capital Expenditures	(21,356)	(32,584)
Adjusted Free Cash Flow	$36,040	$3,689

	(Unaudited)
	Six Months Ended
	June 30,
(In Thousands)	2023	2022
Cash Provided by Operating Activities	$114,364	$57,076
Proceeds from Real Estate Transactions	1,663	7,382
Acquisition-Related Transaction Costs	4,124	11,032
Capital Expenditures	(41,565)	(57,687)
Adjusted Free Cash Flow	$80,921	$17,803

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NET DEBT

	(Unaudited)
(In Thousands)	June 30, 2023	March 31, 2023
Debt	$186,063	$222,113
Cash and Cash Equivalents	(38,369)	(44,267)
Net Debt	$147,694	$177,846
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 CURRENT OUTLOOK FOR ADJUSTED EBITDA[1]

Fiscal Year 2023 Ranges
(In Thousands)	Aaron’s Business	BrandsMart	Consolidated Total
Projected Net Earnings			$16,800 - $25,450
Income Taxes			$(800) - $550
Projected Earnings Before Income Taxes	$101,000 - $110,000	$(500) - $2,500	$16,000 - $26,000
Interest Expense	—	—	$15,000 - $17,000
Depreciation and Amortization	$69,000 - $75,000	$13,000 - $15,000	$84,000 - $92,000
Projected EBITDA	$170,000 - $185,000	$12,500 - $17,500	$115,500 - $135,500
Stock-Based Compensation	—	—	$12,000
Other Adjustments[2]	—	—	$13,000
Projected Adjusted EBITDA	$170,000 - $185,000	$12,500 - $17,500	$140,000 - $160,000

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 CURRENT OUTLOOK FOR EARNINGS PER SHARE ASSUMING DILUTION

	Fiscal Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.55	$0.80
Sum of Other Adjustments[3]	$0.45	$0.60
Projected Non-GAAP Earnings Per Share Assuming Dilution	$1.00	$1.40

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 CURRENT OUTLOOK FOR ADJUSTED FREE CASH FLOW

Fiscal Year 2023 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$164,900 - $180,900
Proceeds from Real Estate Transactions	$1,000 - $10,000
Acquisition-Related Transaction Costs	$4,100
Capital Expenditures	$(85,000) - $(100,000)
Adjusted Free Cash Flow	$85,000 - $95,000

1.In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA excludes stock-based compensation expense.
2.Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs.
3.Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs and intangible amortization expense resulting from acquisitions.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 PREVIOUS OUTLOOK FOR ADJUSTED EBITDA[1]

Fiscal Year 2023 Ranges
(In Thousands)	Aaron’s Business	BrandsMart	Consolidated Total
Projected Net Earnings			$23,750 - $31,550
Income Taxes			$1,250 - $3,450
Projected Earnings Before Income Taxes	$101,000 - $110,000	$(500) - $2,500	$25,000 - $35,000
Interest Expense	—	—	$14,000 - $16,000
Depreciation and Amortization	$69,000 - $75,000	$13,000 - $15,000	$82,000 - $90,000
Projected EBITDA	$170,000 - $185,000	$12,500 - $17,500	$121,000 - $141,000
Stock-Based Compensation	—	—	$12,000
Other Adjustments[2]	—	—	$7,000
Projected Adjusted EBITDA	$170,000 - $185,000	$12,500 - $17,500	$140,000 - $160,000

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 PREVIOUS OUTLOOK FOR EARNINGS PER SHARE ASSUMING DILUTION

	Fiscal Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.70	$0.95
Sum of Other Adjustments[3]	$0.30	$0.45
Projected Non-GAAP Earnings Per Share Assuming Dilution	$1.00	$1.40

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 PREVIOUS OUTLOOK FOR ADJUSTED FREE CASH FLOW

Fiscal Year 2023 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$163,300 - $179,300
Proceeds from Real Estate Transactions	$1,000 - $10,000
Acquisition-Related Transaction Costs	$700
Capital Expenditures	$(90,000) - $(105,000)
Adjusted Free Cash Flow	$75,000 - $85,000

1.In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA excludes stock-based compensation expense.
2.Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs.
3.Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs and intangible amortization expense resulting from acquisitions.